EXHIBIT C


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                           [Name of Insurance Company]
                           [Name of Separate Account]
                                [Product Name(s)]

                             NOTICE OF SUBSTITUTION

         The proposed substitutions of shares we notified you about earlier this year have been completed. Shares of Met Investors Series Trust and Metropolitan Series Fund, Inc. have taken the place of the Existing Funds as variable investment options in your Contract [Policy] as shown below.



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



Prior Fund                                                            Replacement Fund of MIST or Met Series Fund

------------------------------------------------------------          -----------------------------------------------
AIM Money Market Fund                                                 BlackRock Money Market Portfolio
---------------------                                                 --------------------------------
Invesco Advisers, Inc.                                                BlackRock Advisors, LLC

Legg Mason Western Asset Variable Money Market
Portfolio
-----------------------------------------------------------

Legg Mason Partners Fund Advisor, LLC
(Western Asset Management Company)
------------------------------------------------------------          -----------------------------------------------




------------------------------------------------------------          -----------------------------------------------
AIM V.I. Technology Fund                                              RCM Technology Portfolio
-------------------------                                             ------------------------
Invesco Advisers, Inc.                                                RCM Capital Management  LLC

DWS Technology VIP Fund
--------------------------
Deutsche Investment Management Americas Inc.
..                                                            ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
DWS Global Opportunities                                              Oppenheimer Global Equity Portfolio
------------------------                                              -----------------------------------
Deutsche Investment Management Americas Inc.                 ->       Oppenheimer Funds, Inc.
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Janus Aspen Perkins Mid Cap Value Portfolio                           Met/Artisan Mid Cap Value Portfolio
----------------------------------------------------                  -----------------------------------
Janus Capital Management LLC                                 ->       Artisan Partners Limited Partnership
------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------

Legg Mason Batterymarch Variable Global Equity Portfolio              Met/Templeton Growth Portfolio
----------------------------------------------------                  ------------------------------
Legg Mason Partners Fund Advisors, LLC                       ->       Templeton Global Advisors Limited
(Batterymarch Financial Management, Inc.)

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------

Legg Mason Batterymarch S&P 500 Index Portfolio                       MetLife Stock Index Portfolio
----------------------------------------------------                  ------------------------------
Legg Mason Partners Fund Advisor, LLC                                 MetLife Investment Advisors Company, LLC
Batterymarch Financial Management, Inc.



------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Pioneer High Yield VCT Portfolio                                      BlackRock High Yield Portfolio
--------------------------------                                      ------------------------------
Pioneer Investment Management, Inc.                                   BlackRock Financial Management, Inc.
                                                             ->
------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
Putnam VT Growth and Income Portfolio                                 Lord Abbett Growth and Income Portfolio
-------------------------------------                                 ---------------------------------------
Putnam Investment Management, LLC                                     Lord, Abbett & Co. LLC
                                                             ->


------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
UIF Small Company Growth Portfolio                                    Met/AIM Small Cap Growth Portfolio
----------------------------------                                    ----------------------------------
Morgan Stanley Investment Management, Inc. d/b/a                      Invesco Advisers, Inc.
     Van Kampen                                              ->


------------------------------------------------------------          -----------------------------------------------


Your account value in the variable investment option is the same as before the substitution. However, the number of units you received in the Replacement Fund may be different from the number of units in your Prior Fund, due to any difference in unit values.

The elections you had on file for the Prior Fund for the allocation of account value, premium payments and deductions have been redirected to the Replacement Fund. If you are in the Accumulation Phase (the Purchase Period) of your Contract [Policy], you may make one transfer of amounts in your Contract [Policy], among one or more of the variable investment options and the fixed option without restrictions as usual, subject to the Company's "market timing" restrictions. If you are in the Payout Period of your Contract [Policy], you may make one transfer of amounts in your Contract [Policy] among one or more of the variable investment options in the next 30 days subject to the Company's "market timing" restrictions.

Please contact us at 1-800-________________ if you have any questions.